Exhibit 10.2

Form of Restricted Stock Agreement (Time Vested)
for grants to directors under the
2000 Stock Incentive Plan (2004 Restatement), as amended

Please see attached.

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), made this ______ day of ______________, ____, between CCC Information Services Group Inc., a Delaware corporation (the “Company”), and ____________ (“Director”).

WITNESSETH:

WHEREAS, Director is a member of the Board of Directors of the Company;

WHEREAS, the Company has adopted the 2000 Stock Incentive Plan (2004 Restatement) (as amended from time to time, the “Plan”) in order to provide its employees, non-employee directors, consultants and advisors with incentives to achieve long-term corporate objectives;

WHEREAS, the Company has determined to grant Restricted Stock under the Plan to the Director on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Grant of Restricted Stock.

(a)     The Company hereby grants to Director a total of _____ shares of the common stock, $.10 par value per share, of the Company (the “Restricted Stock”), subject to the transfer restrictions and other conditions set forth in this Agreement.

(b)     The Company shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of Director or held in book entry form promptly upon execution of this Agreement, but if a stock certificate or certificates is issued, it or they shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 2(c) below, or such Restricted Stock is forfeited as specified in Section 2(d) below.

2.    Restrictions.

(a)     Shares of Restricted Stock may not be sold, transferred, alienated, assigned, pledged, hypothecated or otherwise encumbered, whether voluntarily or involuntarily or by operation of law, including by levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy). Any attempted disposition of the Restricted Shares shall be null and void and of no effect; provided however, that this Section 2(a) shall not prevent transfers by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, Director may transfer the Restricted Stock to his/her family members provided that Director does not receive any consideration for such transfer and that Director provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Director’s “family members” include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Director’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Director) control the management of assets, and any other entity in which these persons (or the Director) own more than fifty percent of the voting interests.

(b)     Director shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Stock, including the right to vote such shares and the right to receive dividends paid with respect to such shares.

(c)     The Restricted Stock shall vest and the restrictions thereon shall lapse as follows:

(i)     On ____________, _____, twenty-five percent (25%) of the aggregate number of shares of Restricted Stock specified in Section 1(a) shall vest;

(ii)    On ____________, _____, twenty-five percent (25%) of the aggregate number of shares of Restricted Stock specified in Section 1(a) shall vest;

(iii)   On ____________, _____, twenty-five percent (25%) of the aggregate number of shares of Restricted Stock specified in Section 1(a) shall vest; and

(iv)    On ____________, _____, twenty-five percent (25%) of the aggregate number of shares of Restricted Stock specified in Section 1(a) shall vest.

Notwithstanding the foregoing, if Director’s membership on the Company’s Board of Directors terminates as a result of the Director’s death or Disability, or if a Change in Control shall occur, all shares of Restricted Stock shall fully vest and all restrictions with respect to such Restricted Shares shall immediately lapse.

Upon vesting, all such vested shares shall cease to be considered Restricted Stock, subject to the terms and conditions of this Agreement.

(d)     Upon termination of Director’s membership on the Company’s Board of Directors for reasons other than death or Disability, Director shall forfeit any shares of Restricted Stock in which Director is not vested.

3.     Issuance of Stock Certificates for Shares.

The stock certificate or certificates representing the Restricted Stock shall be issued promptly following the execution of this Agreement, and shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until their release as provided in Section 2. The certificates representing the Restricted Stock will bear a legend in substantially the form set forth below.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN CCC INFORMATION SERVICES GROUP INC. (THE “COMPANY”) AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY AT 444 MERCHANDISE MART, CHICAGO, ILLINOIS 60654.

4.     Tax Withholding.

Whenever the restrictions on Director’s rights to some or all of the Restricted Stock lapse under Section 2 of this Agreement, the Company shall notify Director of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. Director agrees to make arrangements with the Company to remit a cash payment of the required amount to the Company. In the alternative, Director may elect to satisfy Director’s tax withholding obligation by surrendering previously acquired shares of the Company’s common stock or by having the Company withhold shares of common stock from the shares that would otherwise be delivered to Director pursuant to this Agreement.

5.      Securities Laws.

(a)     In connection with the grant of the Restricted Stock, Director covenants, represents and warrants to the Company that:

(i)     The Restricted Stock to be acquired by Director pursuant to this Agreement will be acquired for Director’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and neither the Restricted Stock nor any other shares of capital stock of the Company issued or issuable directly or indirectly with respect to the Restricted Stock by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization will be disposed of in contravention of the Securities Act, any applicable state securities laws and any procedures reasonably established by the Board to ensure compliance with the foregoing.

(ii)     This Agreement constitutes the legal, valid and binding obligation of Director, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Director does not, and will not, conflict with, violate or cause a breach of any agreement, contract or instrument to which Director is a party or any judgment, order or decree to which Director is subject.

6.     Conditions to Issuance of Stock Certificates.

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)     The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)     The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Compensation and Nominating Committee of the Board of Directors of the Company (the “Committee”) shall, in its sole discretion, deem necessary or advisable;

(c)     The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(d)     The payment by the Director of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of Restricted Stock and/or the lapse or removal of any of the restrictions;

(e)     The lapse of such reasonable period of time as the Company may from time to time establish for reasons of administrative convenience.

7.     Miscellaneous.

(a)     This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

(b)    The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(c)     The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Delaware.

(d)     This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.

(e)    Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Director and Director’s personal representatives.

(f)    Capitalized terms not defined herein shall have the meaning set forth in the Plan.

(g)    Nothing in this Agreement or in the Plan shall confer upon the Director any right to continue serving as a member of the Board of Directors of the Company or shall interfere with or restrict in any way the rights of the Company, the Board of Directors or the stockholders of the Company to remove the Director at any time for any reasons whatsoever, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

CCC INFORMATION SERVICES GROUP INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

DIRECTOR

Signature: _________________________
Name: ____________________________